UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Gran Tierra Energy Inc.

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April 12, 2017

Re:	Annual Meeting of the Stockholders of Gran Tierra Energy Inc. (“Gran Tierra”) – May 3, 2017 Supplemental Information Related to Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Dear Stockholder,

We are writing to ask for your support for Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation at our 2017 Annual Meeting of the Stockholders (the “Annual Meeting”) and to clarify information included in our definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2017 (the “2017 Proxy Statement”).

The Board of Directors of Gran Tierra, after taking into account shareholder and institutional investor feedback, has determined that no employment agreements entered into between Gran Tierra and our executive officers going forward will include any provisions that provide for:

•	Excise tax gross-ups; or

•	Change in control “Single” or “Modified Single” triggers of severance payments or equity vesting accelerations.

We urge you to read the 2017 Proxy Statement for information regarding the reasons Gran Tierra’s Board of Directors is recommending a vote “FOR” Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation. The Proxy Statement and Annual Report for 2016 are available at http://www.grantierra.com/investor-relations/2017-annual-meeting.html.

Sincerely,

/s/ Gary S. Guidry
Gary S. Guidry
President and CEO

900, 520 3rd Avenue SW, Calgary, Alberta, Canada	(403) 265-3221 Fax (403) 265-3242	www.grantierra.com